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                          LEASE AMENDMENT NUMBER THREE
                      BETWEEN TOWER, LIMITED, "LESSOR" AND
                     METRO TRAFFIC CONTROL, INC., "LESSEE"
                             DATED JANUARY 28, 1992

THE STATE OF TEXAS )

COUNTY OF HARRIS   )

     WHEREAS, Tower, Limited, hereinafter called "Lessor", and Metro Traffic Control, Inc., hereinafter called "Lessee", entered into a Lease Agreement dated April 15, 1988, covering approximately twelve thousand (12,000) square feet of Net Rentable Area located on Level 14 in Geosource Plaza at 2700 Post Oak Boulevard, Houston, Texas 77056; and

     WHEREAS, Lessor and Lessee entered into that certain First Amendment to Lease Agreement in order to increase the Net Rentable Area of the Leased Premises approximately 7,888 square feet of Net Rentable Area on Level 14 of the Building and to modify the Base Rental as well as certain other terms and provisions of the Lease.

     WHEREAS, Lessor and Lessee entered into that certain Lease Amendment Number Two for the purposes of expanding the Leased Premises approximately 3,544 square feet of Net Rentable Area on Level 16 of the Building.

     WHEREAS, Lessor and Lessee mutually desire to amend said Lease Agreement for the purpose of increasing the number of parking spaces to be leased by Lessee and the Basic Parking Charge Lessee agrees to pay each month for such parking spaces.

     NOW, THEREFORE, Lessor and Lessee do hereby amend said Lease Agreement as follows:

1. Lessee shall have the right to lease up to twenty (20) additional unassigned (unreserved) parking spaces at the rate of $25.00 per space per month and one (1) assigned (reserved) parking space on Level D of the Garage at the rate of $125.00 per month.


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     EXCEPT as hereby expressly amended, Lessor and Lessee do hereby ratify and affirm all terms, conditions and covenants of said Lease Agreement.

     WITNESS the execution here this 29th day of January, 1992.

TOWER, LIMITED                          METRO TRAFFIC CONTROL, INC.

By:  Post Oak Associates,
     Ltd., General Partner

By:  GDHI Limited Partnership,
     General Partner

By:  Hines Consolidated
     Investments, Inc.,

By:  /s/ Louis S. Sklar                 By:  /s/ Greg F. Walsh, III
     ----------------------                  ------------------------
     Louis S. Sklar,
     Vice President

          LESSOR                                  LESSEE